UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2026

MITESCO, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53601	87-0496850
(State or another jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Beachland Blvd., Suite 1377
Vero Beach, Florida 32963

(Address of principal executive offices) (Zip Code)

(844) 383-8689

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

Series X Preferred Stock issuances for compensation

On July 21, 2026 the Board of Directors by written consent agreed to make certain additions to its executive and Board compensation. The Company has agreed to issue 2,400 shares of its Series X Preferred stock whose total face value is $60,000 to two (2) of its Directors, each. The Company has also agree to issue 4,800 shares of its Series X Preferred shares to its CEO whose total face value is $120,000. Lastly, its has agreed to issue 2,400 shares of its Series X Preferred shares whose total face value $60,000 to an advisor to the Company for assistance on acquisitions.

As a result of these issuances the Company now has 63,703 shares of its 10% Series X Cumulative Redeemable Perpetual Preferred Stock (the “Series X Preferred Stock”) outstanding. The Series X Preferred Stock has a par value of $0.01 per share, no stated maturity, a liquidation preference of $25.00 per share, and will not be subject to any sinking fund or mandatory redemption and will remain outstanding indefinitely unless the Company decides to redeem or otherwise repurchase the Series X Preferred Stock; the Series X Preferred Stock is not redeemable prior to November 4, 2020. The Series X Preferred Stock will rank senior to all classes of the Company’s common and preferred stock and accrues dividends at the rate of 10% per annum on $25.00 per share. The Company reserves the right to pay the dividends in shares of the Company’s common stock at a price equal to the average closing price over the five days prior to the date of the dividend declaration. Beginning in October 2024, the Company elected to use the closing stock price on the 15th of each month. Each one share of the Series X Preferred Stock is entitled to 400 votes on all matters submitted to a vote of our shareholders, and as of the date of this filing the holders of its Series X Preferred shares have over 59% voting control of the Company’s stock.

The securities described have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Series X Preferred Shares issued as incentive bonus for FY2026

As noted above, the Company has issued 2,400 shares of its Series X preferred stock to two (2) of its Directors as an incentive bonus for the first half of FY2026, valued at $60,000 for each. Also as noted above, the Company has issued 4,800 shares restricted common stock to its CEO as an incentive bonus for the first half of FY2026, valued at $120,000. These issuances are in addition to all other previously disclosed compensation arrangements.

Item 8.01 Other Events.

The Company issued a press release on July 15, 2026 discussing its edge computing strategy. A copy of the press release is included in Exhibit 99.1 of this filing.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release dated June 30, 2026
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 21, 2026	MITESCO, INC.

	By:	/s/ Mack Leath
Mack Leath
Chairman and CEO

2